                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           REPUBLIC BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

TO THE STOCKHOLDERS
OF REPUBLIC BANCSHARES, INC.:

         You are cordially invited to attend the Annual Meeting of Stockholders of Republic Bancshares, Inc. (the "Company"). The Annual Meeting will be held at The Heritage Hotel, 234 Third Avenue North, St. Petersburg, Florida 33701, on April 28, 1998. A continental breakfast will be served at 8:30 a.m., local time, and official business will be conducted starting at 9:00 a.m.

         At the 1998 Annual Meeting, you will be asked to consider and vote upon (i) the election of six directors to serve until the 1999 Annual Meeting of Stockholders, (ii) the ratification of Arthur Andersen, LLP, as the independent public accountants for the Company and its wholly-owned subsidiary, Republic Bank, for the fiscal year ending December 31, 1998, (iii) approval of amendments to the Republic Bancshares, Inc. 1995 Stock Option Plan, and (iv) such other business as may properly come before the 1998 Annual Meeting or any adjournment thereof.

         ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE 1998 ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will ensure that your vote is counted if you are unable to attend the 1998 Annual Meeting.

         If you have any questions about the enclosed Proxy Statement or the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1997, please let us hear from you.

                                        Sincerely,



                                        John W. Sapanski
                                        Chairman of the Board
                                        and Chief Executive Officer

                           REPUBLIC BANCSHARES, INC.
                            111 SECOND AVENUE, N.E.
                         ST. PETERSBURG, FLORIDA  33701
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 28, 1998

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Republic Bancshares, Inc. (the "Company") will be held at The Heritage Hotel, 234 Third Avenue North, St. Petersburg, Florida 33701, on April 28, 1998, at 9:00 a.m., local time (the "1998 Annual Meeting"), for the following purposes:

         1. ELECT DIRECTORS. To consider and vote upon the election of six directors to serve until the 1999 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

         2. RATIFY APPOINTMENT OF ACCOUNTANTS. To consider and vote upon a proposal to ratify the appointment of Arthur Andersen, LLP, as independent public accountants for the Company and its wholly-owned subsidiary, Republic Bank, for the fiscal year ending December 31, 1998;

         3. 1995 STOCK OPTION PLAN. To consider and vote upon approval to modify the Republic Bancshares, Inc. 1995 Stock Option Plan; and

         4. OTHER BUSINESS. To transact such other business as may properly come before the 1998 Annual Meeting or any adjournment thereof.

         Only stockholders of record of the Company at the close of business on March 13, 1998, are entitled to receive notice of and vote at the meeting or any adjournment thereof. All stockholders, whether or not they expect to attend the 1998 Annual Meeting in person, are requested to complete, date, sign, and return the enclosed form of Proxy in the accompanying envelope. The Proxy may be revoked by the person who executed it by filing with the Secretary of the Company an instrument of revocation or a duly executed Proxy bearing a later date, or by voting in person at the 1998 Annual Meeting.

                                              By Order of the Board of Directors

                                              Christopher M. Hunter
                                              Secretary
April 1, 1998

         PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE 1998 ANNUAL MEETING. IF YOU ATTEND THE 1998 ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY HAVE RETURNED YOUR PROXY.

                                PROXY STATEMENT
                                      FOR
                       ANNUAL MEETING OF STOCKHOLDERS OF
                           REPUBLIC BANCSHARES, INC.
                          TO BE HELD ON APRIL 28, 1998

                                  INTRODUCTION

GENERAL

         This Proxy Statement is being furnished to the stockholders of Republic Bancshares, Inc., a corporation chartered under the laws of the State of Florida (the "Company"), in connection with the solicitation of Proxies by the Board of Directors of the Company from holders of the outstanding shares of the Company's $2.00 par value common stock (the "Common Stock") and $20.00 par value noncumulative convertible perpetual preferred stock (the "Preferred Stock") for use at the Annual Meeting of Stockholders of the Company to be held on April 28, 1998, or any adjournment thereof (the "1998 Annual Meeting"). The 1998 Annual Meeting is being held to consider and vote upon (i) the election of six directors to serve until the Annual Meeting of Stockholders of the Company in 1999 (the "1999 Annual Meeting") and until their successors are duly elected and qualified, (ii) the ratification of the appointment of Arthur Andersen, LLP, as independent public accountants for the Company and its wholly-owned subsidiary, Republic Bank (the "Bank"), for the fiscal year ending December 31, 1998, (iii) to consider and vote upon approval to modify the Republic Bancshares, Inc. 1995 Stock Option Plan, and (iv) such other business as may come properly before the 1998 Annual Meeting. The Board of Directors of the Company knows of no business that will be presented for consideration at the 1998 Annual Meeting other than the matters described in this Proxy Statement.

         The principal executive offices of the Company are located at 111 Second Avenue, N.E., St. Petersburg, Florida 33701. The telephone number of the Company at such offices is (813) 823-7300.

         This Proxy Statement is dated April 1, 1998, and is first being mailed to the stockholders of the Company on or about April 3, 1998.

RECORD DATE, SOLICITATION, AND REVOCABILITY OF PROXIES

         The Board of Directors of the Company has fixed the close of business on March 13, 1998, as the record date for the determination of the Company stockholders entitled to receive notice of and vote at the 1998 Annual Meeting. At the close of business on such date, there were 7,047,812 shares of Common Stock issued and outstanding and held by approximately 2,137 stockholders of record. Also at the close of business on such date there were 75,000 shares of Preferred Stock issued and outstanding and held by seven stockholders of record. For information with respect to stockholders who owned more than 5% of the outstanding Common Stock, as well as the ownership of Common and Preferred Stock by the directors and executive officers of the Company on December 31, 1997, see "Principal Stockholders" and "Security Ownership of Management." Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the 1998 Annual Meeting for each share of the Common Stock held of record at the close of business March 13, 1998. Holders of Preferred Stock are entitled to ten votes on each matter considered and voted upon at the 1998 Annual Meeting for each share of Preferred Stock held of record at the close of business March 13, 1998, and will vote with the holders of Common Stock on all matters to be voted on at the 1998 Annual Meeting. Shares of the Common and Preferred Stock represented by a properly executed Proxy, if such Proxy is received in time and not revoked, will be voted at the 1998 Annual Meeting in accordance with the instructions indicated in such Proxy.

         In determining whether a quorum exists at the 1998 Annual Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions (including those to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes will be counted. The number of votes required for all matters to be considered and voted upon by the stockholders at the 1998 Annual Meeting is a majority of the shares of stock, represented and entitled to vote at the 1998 Annual Meeting, at which a quorum is present. Consequently, with respect to such proposals, abstentions will be counted as part of the base number of votes to be used in determining if a quorum is present at the meeting and the proposal has received the requisite number of base votes for approval. Thus, an abstention will have the same effect as a vote "against" such proposal. Conversely, broker non-votes will not be counted for purposes of determining whether a quorum is present and will have no effect on the vote with respect to such proposals.

         A stockholder who has given a Proxy may revoke it at any time prior to its exercise at the 1998 Annual Meeting by either (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed Proxy bearing a later date, or (iii) voting in person at the 1998 Annual Meeting. All written notices of revocation or other communications with respect to revocation of Proxies should be addressed as follows: Republic Bancshares, Inc., 111 Second Avenue, N.E., St. Petersburg, Florida 33701, Attention: Christopher M. Hunter, Secretary.

         THE COMPANY'S 1997 ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1997, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS, HAS BEEN MAILED TO STOCKHOLDERS. COPIES WILL BE PROVIDED WITHOUT CHARGE ON THE WRITTEN REQUEST OF ANY PERSON SOLICITED. SUCH REQUEST SHOULD BE ADDRESSED AS FOLLOWS:
REPUBLIC BANCSHARES, INC., 111 SECOND AVENUE, N.E., ST. PETERSBURG, FLORIDA 33701, ATTENTION: CHRISTOPHER M. HUNTER, SECRETARY.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

GENERAL

         The 1998 Annual Meeting is being held, in part, to elect six directors of the Company to serve one-year terms of office. The By-laws of the Company currently provide that the Board of Directors will consist of not less than five and not more than 25 directors, without any division of the Board into classes. The Board of Directors currently has established the number of directors at six.

         All shares represented by valid Proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. In the event that any nominee is unable to serve (which is not anticipated), the persons designated as Proxies will cast votes for the remaining nominees and for such other persons as they may select.

         The affirmative vote of the holders of a majority of the shares of stock represented and entitled to vote at the 1998 Annual Meeting, at which a quorum is present, is required for the election of the nominees listed below to serve as directors.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE SIX NOMINEES LISTED BELOW TO SERVE AS DIRECTORS.

         The following table sets forth the name and age of each nominee; a description of his or her positions and offices with the Bank and the Company (other than as director), if any; a brief description of his or her principal occupation and business experience during at least the last five years; certain other directorships; and the number of shares of the Common Stock beneficially owned at December 31, 1997, including shares of which that person has a right to acquire beneficial ownership within 60 days of that date. All of the nominees became directors of the Company when it was organized in November 1995. The directors of the Company also serve as directors of the Bank. No director of the Company will continue in office after the 1999 Annual Meeting, unless reelected. For information concerning membership on committees of the Board of Directors, see "Proposal One - Election of Directors - Information about the Board of Directors and its Committees."

 NAME, AGE AND YEAR             PRINCIPAL OCCUPATION                              SHARES OF COMMON
 FIRST ELECTED A DIRECTOR       DURING PAST FIVE YEARS                            STOCK BENEFICIALLY OWNED
 ------------------------       ----------------------                            ------------------------
 Fred Hemmer, 43                Chief Lending Officer and Senior Executive        20,225 (less than 1%)
 Elected to Board:  1986        Vice President in charge of Corporate Banking
                                and Special Assets of the Bank since 1991;
                                Executive Vice President of Rutenberg
                                Corporation, Clearwater, Florida, from 1980 to
                                1991.



 NAME, AGE AND YEAR             PRINCIPAL OCCUPATION                              SHARES OF COMMON
 FIRST ELECTED A DIRECTOR       DURING PAST FIVE YEARS                            STOCK BENEFICIALLY OWNED
 ------------------------       ----------------------                            ------------------------
 William R. Hough, 70           President of William R. Hough & Co., St.              3,967,391 (50.2%)
 Elected to Board:  1993        Petersburg, Florida, an investment banking
                                firm specializing in state, county and
                                municipal bonds, since 1962; President of WRH
                                Mortgage, Inc. ("WRH Mortgage"), St. Petersburg,
                                Florida, since May 1993; Director of F.F.O.
                                Financial Group, Inc., Kissimmee, Florida,
                                from September 1993 to September 1997; President
                                of Royal Palm Center II, Inc., Port Charlotte,
                                Florida, since September 1991.

 Marla Hough, 40                President of Hough Engineering, Inc., an                  3,000 (less than 1%)
 Elected to Board:  1997        engineering consulting firm, Bradenton,
                                Florida from March 1997, Vice President of
                                Bishop & Associates, Bradenton, Florida, an
                                engineering, planning and surveying firm, from
                                1992 to February 1997, Project Manager at
                                Zoller, Najjar and Shroyer, Inc., an
                                engineering, planning, surveying and landscape
                                architecture firm, Bradenton, Florida, from
                                1984 to 1992.


 Alfred T. May, 59              Director and Chairman of the Board of F.F.O.             71,675 (less than 1%)
 Elected to Board:  1993        Financial Group Inc. and its subsidiary, First
                                Federal Savings & Loan of Osceola County, St.
                                Cloud, Florida, from September 1993 to
                                September 1997; President of Mid-State Federal
                                Savings Bank, Ocala, Florida, from 1989 to
                                1992.

 William J. Morrison, 65        Senior Partner of Morrison & Company, P.A.,              99,850 (1.3%)
 Elected to Board:  1980        Tampa, Florida, a certified public accounting
                                firm, since 1995; General Partner of Best-
                                Morrison Properties, Tampa, Florida, a real
                                estate investment firm since 1975; Managing
                                Partner of Morrison Investments, Ltd., Tampa,
                                Florida, a real estate and securities
                                investment firm, since 1991.

 John W. Sapanski, 67           President of the Company since November 1995;           503,092 (6.4%)
 Elected to Board:  1993        Chairman, President and Chief Executive
                                Officer of the Bank since May 1993; President
                                of WRH Mortgage from 1992 to May 1993;
                                President and Chief Executive Officer of
                                Florida Federal Savings Bank, St. Petersburg,
                                Florida, from 1988 to 1990.

DIRECTOR COMPENSATION

         All of the directors of the Company are currently directors of the Bank. The Bank pays each director, other than directors who are also executive officers or employees, a directors' fee of $500 per month for attendance at Board meetings ($250 when attendance is by telephone) and

$300 for each committee meeting attended ($200 when held on same day of a Board meeting). Directors who are also executive officers or employees of the Bank receive no Board or committee fees. The directors of the Company receive no compensation other than their Bank directors' fees.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Company was chartered under the laws of the State of Florida on November 3, 1995, in order to facilitate the holding company reorganization of the Bank, which was consummated on March 21, 1996. The Board of Directors of the Company held 15 meetings during 1997.

         The Board of Directors of the Bank, all of the members of which constitute the Board of Directors of the Company, held 13 meetings in 1997. All of the directors attended at least 75% of the aggregate total number of meetings of the Board of Directors of the Bank and the Company and the committees of the Board on which they served.

         The Bank's Board of Directors presently has three standing committees -- the Audit, Loan and Compensation Committees. Information regarding the functions of those committees, their membership and the number of meetings held during 1997 follows:

         (i) The Audit Committee annually recommends to the Board of Directors the firm to be engaged as independent public accountants of the Company and the Bank for the next year, reviews the plan for the audit engagement, examines the audit of the Company and the Bank as prepared by the independent public accountants, generally reviews financial reporting procedures, determines whether the Company and the Bank are in sound and solvent condition, and periodically reports to the Board on the financial condition of the Company and the Bank. During 1997, the Audit Committee held two meetings. The members of the Audit Committee are Messrs. May (Chairman) and Morrison and Ms. Hough.

         (ii) The Loan Committee meets periodically to review and approve loans and other extensions of credit, the amounts of which exceed specified limits as set forth in the Bank's Credit Administration Policy. During 1997, the Loan Committee held 48 meetings. The members of the Loan Committee are Messrs. Morrison (Chairman), May, Hemmer, and Sapanski and Ms. Hough.

         (iii) The Compensation Committee reviews and approves proposed direct compensation of officers, approves major incentive plans and benefit plans for the Bank, grants stock options and other awards under plans, reviews certain promotions, and reviews the Bank's compensation and benefits policy generally. During 1997, the Compensation Committee held one meeting. The members of the Compensation Committee are Messrs. Hough (Chairman), May and Morrison.

SENIOR EXECUTIVE OFFICERS OF THE COMPANY AND THE BANK

         The following list sets forth the name and age of each senior executive officer of the Bank and all positions held by each such officer in the Bank (and the period each such position has been held), a brief account of each such officer's business experience, and certain other information. The two executive officers of the Company are John W. Sapanski, who serves as

President of the Company and the Bank, and William R. Falzone, who is the Company's Treasurer and Vice President. Information regarding both of these individuals is provided in the list of executive officers of the Bank below.

         John W. Sapanski (67) - Chairman of the Board, President and Chief Executive Officer of both the Company and the Bank. Mr. Sapanski has been Chairman of the Board and Chief Executive Officer of the Bank since June 1993 and of the Company since November 1995. He has 45 years of banking experience, including service with The Dime Savings Bank in New York, New York, from 1949 to 1987, where he acted as President and Chief Operating Officer from 1981 to 1987 and service with Florida Federal Savings Bank in St. Petersburg, Florida ("Florida Federal"), from 1988 to 1991, where he acted as President and Chief Executive Officer from 1988 to 1991. Mr. Sapanski was President and Chief Executive Officer of Florida Federal at the time the OTS placed Florida Federal in conservatorship. Mr. Sapanski was retained by the Resolution Trust Corporation (the "RTC"), the conservator for Florida Federal to assist in managing the institution in conservatorship until it was sold by the RTC to First Union Corporation in August 1991.

         James B. Davis (61) - President of the Bank's Central Florida Division. Mr. Davis joined the Bank in September 1997 following the Company's acquisition of F.F.O. Financial Group, Inc. ("FFO"), where he served as Chairman of the Board and Chief Executive Officer since its formation in 1988. Mr. Davis was also employed with FFO's subsidiary, First Federal Savings and Loan Association of Osceola County in St. Cloud, Florida, from 1971 to 1997, where he served as Chairman of the Board and Chief Executive Officer from 1985 to 1997 and as President from 1976 to 1997. He has over 30 years of banking experience, including service with the Florida League of Financial Institutions, Broward Federal Savings and Loan Association and Florida Informanagement Services, Inc., where he served as Chairman of the Board.

         Fred Hemmer (43) - Director of the Company and the Bank and Senior Executive Vice President of the Bank in charge of Corporate Banking and Special Assets. Mr. Hemmer has served as Executive Vice President since joining the Bank in 1991. He previously served as Executive Vice President of Rutenberg Corporation, a real estate development company based in Clearwater, Florida, from 1980 to 1991. Mr. Hemmer is a certified public accountant and served with Arthur Andersen & Co. from 1976 to 1980. Mr. Hemmer is also a licensed real estate broker and certified general contractor.

         William R. Falzone (50) - Treasurer of the Company and First Executive Vice President and Chief Financial Officer of the Bank. Mr. Falzone joined the Bank in February 1994. He was employed at Florida Federal from 1983 through 1991, where he served as Senior Vice President and Controller and as Director of Financial Services. Most recently, he was a Senior Consultant for Stogniew and Associates, St. Petersburg, Florida, a nationwide consulting firm. He has over 20 years of banking experience and is also a certified public accountant.

         John W. Fischer, Jr. (49) - First Executive Vice President of the Bank in charge of Consumer Banking. Mr. Fischer, who joined the Bank in December 1993, has over 20 years of banking experience in retail branch management and consumer and residential lending. Mr. Fischer formerly served as Regional Marketing Director for Western Reserve Life in Clearwater, Florida, Regional Vice President of Great Western Bank in Miami, Florida, and

Executive Vice President/Consumer Financial Services for Florida Federal. Mr. Fischer holds a life, health, annuity and Series 7 securities license.

         Steven McWhorter (36) - Executive Vice President of the Bank in charge of the Mortgage Banking Division. Mr. McWhorter joined the Bank in April 1996, having previously served as Regional Manager of FT Mortgage Company since 1992. He has over 15 years of experience in the mortgage banking industry.

EXECUTIVE COMPENSATION

         Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the chief executive officers and other executive officers of the Company and the Bank, including the four other most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 during 1997 and up to two additional officers whose annual salaries and bonuses exceeded $100,000 during 1997 but who were not executive officers at the end of the last completed fiscal year (collectively, these officers and the chief executive officer are referred to as the "named executive officers"). The named executive officers of the Company do not receive compensation other than that paid by the Bank; accordingly, the only executive compensation information provided concerns the named executive officers of the Bank. The disclosure requirements for the named executive officers include the use of tables and other textual descriptions that together show the total cash and other compensation received by the named executive officers for the periods indicated. During 1997, there were six executive officers whose annual salary and bonuses exceeded $100,000.


                   [Balance of page intentionally left blank]

                          SUMMARY COMPENSATION TABLE

The table below sets forth certain elements of compensation for the named executive officers for 1995 through 1997.

                                                                             Long-Term Compensation
                                     Annual Compensation                   Award(s)           Payouts
-------------------------------------------------------------------------------------------------------------------------
         (a)              (b)       (c)          (d)        (e)        (f)          (g)          (h)         (i)
-------------------------------------------------------------------------------------------------------------------------
       Name and
 Principal Positions                                                Restricted   Securities               All Other
   (with the Bank,                            Incentive               Stock      Underlying      LTIP      Compen-
        unless                     Salary      Awards     Other      Award(s)     Options/      Payouts     sation
 otherwise indicated)    Year       ($)         ($)        ($)        ($)         SARs (#)       ($)          ($)
-------------------------------------------------------------------------------------------------------------------------
John W. Sapanski          1997     231,983    100,000(1)     0          0              6,000      0        3,118(2)
Chairman, President       1996     210,205     66,000(1)     0          0              6,000      0        2,391(2)
and Chief                 1995     200,500     30,000        0          0              6,000      0        2,310(2)
Executive Officer

Fred Hemmer               1997     135,175     33,317(1)     0          0              4,900      0        4,874(2)
Chief Lending Officer     1996     130,300     32,500(1)     0          0              4,900      0        2,399(2)
and Senior Executive      1995     125,025     24,810        0          0              4,900      0        1,719(2)
Vice President in
Charge of Corporate
Banking and Special
Assets

Steven McWhorter          1997      89,983    684,866(1)     0          0                  0      0        3,887(2)
Division Director in      1996      69,231     83,666(1)     0          0             62,000      0        1,570(2)
Charge of Mortgage        1995           -          -        -          -                  -      -            -
Banking Division

John W. Fischer, Jr.      1997     100,194     22,823(1)     0          0              1,800      0        3,786(2)
Executive Vice            1996      89,505     18,795(1)     0          0              1,800      0        1,611(2)
President in Charge       1995      86,000     14,579        0          0              1,800      0        1,240(2)
of Consumer Banking
Division

William R. Falzone        1997     100,194     22,823(1)     0          0              1,800      0        3,155(2)
Executive Vice            1996      89,500     18,795(1)     0          0              1,800      0        2,484(2)
President                 1995      86,000     14,579        0          0              1,800      0        1,141(2)
in charge of
Financial
Services Division

(1) Bonuses for 1997 and 1996 were paid in January 1998 and 1997, respectively.
(2) Represents 25%-75% matching contributions by the Bank pursuant to the Republic Bank Employee Savings Plan and Trust.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

         The following table contains information about option awards made to the named executive officers during 1997 under the Company's 1995 Stock Option Plan.

                                                                                          Potential realizable
                                                                                          value at assumed annual
                                    Individual Grants                                     rates of stock price
                                                                                          appreciation for option
                                                                                          term
------------------------------------------------------------------------------------------------------------------------------------
           (a)                 (b)               (c)             (d)            (e)          (f)          (g)
------------------------------------------------------------------------------------------------------------------------------------
                            Number of        % of Total
                            Securities        Options/
                            Underlying      SARs Granted     Exercise or
                           Options/SARs     to Employees      Base Price    Expiration
           Name           Granted (#)(1)   in Fiscal Year     ($/share)        Date       5% ($)(2)    10% ($)(2)
------------------------------------------------------------------------------------------------------------------------------------
  John W. Sapanski             6,000                7.5         26.68        10/21/07        100,655      255,078

  Fred Hemmer                  4,900                6.1         26.68        10/21/07         82,201      208,314

  Steven McWhorter               -                  -             -              -               -            -

  William R. Falzone           1,800                2.2         26.68        10/21/07         30,196       76,524

  John W. Fischer, Jr.         1,800                2.2         26.68        10/21/07         30,196       76,524

(1) Twenty percent of the shares of Common Stock covered by options granted in 1997 were exercisable immediately, with an additional 20% becoming exercisable each year for the next four years on the anniversary date of the grant and full vesting occurring on the fourth anniversary date.

(2) The potential realizable value of grant options, assuming that the market price of Common Stock appreciates in value from the date of grant of the option term at either a 5% (column (f)) or 10% (column (g)) annualized rate. The ultimate values of the options will depend on the future market price of the Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Stock over the exercise price on the date the option is exercised.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table shows stock option exercises by the named executive officers during 1997 of options granted under the Company's 1995 Stock Option Plan, including the aggregate value of gains on the date of exercise. No grants to the named executive officers were made in 1997 under the Bank Non-Qualified Stock Option Plan. In addition, this table includes the number of shares covered by both exercisable and non-exercisable options as of December 31, 1997. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing options and the year-end price of the Common Stock.


                                                                                               Value of
                                                                         Number of            Unexercised
                                                                        Unexercised          In-the-Money
                                                                      Options/SARs at       Options/SARs at
                                                                        FY-End (#)            FY-End ($)
                          Shares Acquired       Value Realized         Exercisable/          Exercisable/
  Name                      on Exercise             ($) (1)            Unexercisable         Unexercisable
------------------------------------------------------------------------------------------------------------------
  John W. Sapanski               0                     0                    30,800               555,290
                                                                            12,000                94,710

  Fred Hemmer                    0                     0                    14,800               217,034
                                                                             9,800                77,347

  Steven McWhorter               0                     0                         0                     0
                                                                            49,600               638,600

  John W. Fischer, Jr.           0                     0                     3,600                45,747
                                                                             3,600                28,413

  William R. Falzone             0                     0                     3,600                45,747
                                                                             3,600                28,413

(1) Market value of underlying Common Stock at exercise date, minus the exercise price.

EMPLOYMENT CONTRACTS

    As a general policy, the Company and the Bank do not enter into employment agreements with their executive officers. However, in connection with the Company's acquisition of FFO in September 1997, the Company entered into an employment agreement with James B. Davis, the then President and Chief Executive Officer of FFO. Under the employment agreement, which will remain in effect through December 31, 1998, Mr. Davis will serve as President of the Bank's Central Florida Division at compensation and benefit levels comparable to what he was receiving prior to the acquisition.

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors of the Bank (the "Compensation Committee") is composed entirely of outside directors who are not, and have never been, officers or employees of the Bank. The Board of Directors of the Bank designates the members and Chairman of such committee.

         COMPENSATION POLICY. The policies that govern the Compensation Committee's executive compensation decisions are designed to align changes in total compensation with changes in the value created for our stockholders. The Compensation Committee believes that compensation of executive officers and others should be directly linked to the Bank's operating performance and that achievement of performance objectives over time is the primary determinant of share price. Annually, the Board of Directors of the Bank approves an operating plan for the coming year which sets forth specific financial objectives for the Bank. Throughout the year, management reports to the Board on its progress toward meeting those objectives and the Compensation Committee evaluates management's success in achieving the Bank's overall goals when making its compensation decisions. In 1994, the Board of Directors of the Bank approved the establishment of a Corporate Incentive Program, under which an executive officer's salaries and incentive compensation are determined based on the extent to which both corporate goals and individually measurable objectives for each employee are met. This program reflects a pay-for-performance relationship where a portion of total compensation is at risk.

         The underlying objectives of the Compensation Committee's compensation strategy are to establish incentives for certain executives and others to achieve and maintain the optimum short-term and long-term operating performance for the Bank, to link executive and stockholder interests through equity-based (i.e., stock option) plans, and to provide a compensation package that recognizes individual contributions as well as overall business results.

         SALARIES. The Compensation Committee reviews the Bank's operating results for the fiscal year, the operating plan for the coming year, and unusual individual accomplishments during the year and also considers economic conditions and other external events that affect the operations of the Bank. Based on this examination, salary guidelines are promulgated for the coming year within the salary structure of the Bank. Specifically excluded from consideration in formulating the guidelines were costs associated with additional branches or new business units formed during 1997. In 1997, the salary guideline provided for an overall 4% increase over the prior year for all employees.

         The base salary of senior officers is initially determined by evaluating the responsibilities of the position against the competitive market place. The salary structure for executive officers is included in the general salary structure for the Bank. Salary ranges for executive officers are determined with reference to a third-party survey of Florida financial institutions with similar asset size. Salary ranges for other employees are determined by evaluating the employee's level of supervisory authority and technical expertise, among other things, and comparing the employee's function to a survey of similar functions at other financial institutions. The Compensation Committee believes that the Bank's salary range for its employees is below that of most comparable sized financial institutions listed on the survey.

         DEDUCTION LIMIT. At this time, because of its compensation levels, the Company does not appear to be at risk of losing deductions under the recently enacted Section 162(m) of the Internal Revenue Code, which generally establishes, with certain exceptions, a $1 million deduction limit on executive compensation for all publicly-held companies. As a result, the Company has not established a formal policy regarding such limit, but will evaluate the necessity for developing such a policy in the future.

         STOCK OPTIONS. Executive officers and other persons designated by the Compensation Committee also are eligible to participate in the Company's 1995 Stock Option Plan. The 1995 Stock Option Plan is intended to assist the Bank in securing and retaining such employees by allowing them to participate in the ownership and growth of the Bank through the granting of stock options and SARs. The granting of options and SARs gives such employees an additional inducement to work for the Bank's success. The Compensation Committee determines the number of option grants made to various employees by evaluating their relative degree of influence over the operations of the Bank and the Bank's results of operations. There is no specific formula that the Compensation Committee uses in determining the officers who will be granted options or the timing and amounts of the options that are granted.

         SUMMARY OF CEO COMPENSATION. The Compensation Committee reviews and evaluates the performance of the Chief Executive Officer and submits adjustments for approval by the whole committee and for approval by the Board of Directors with any Bank officers serving as directors absent from such deliberations. In determining the compensation paid to the CEO for 1997, the Compensation Committee appraised the overall business strategy and management initiatives to maximize returns to stockholders. In addition, the Compensation Committee considered a peer group analysis of comparable-sized financial institutions located in comparable markets from across the nation as well as a survey of local financial institutions. The Compensation Committee noted that the Chief Executive Officer's compensation continues to be within the lower percentile of institutions surveyed. The Compensation Committee considered the Bank's overall financial performance, particularly in the context of the competitive and economic conditions within which the Bank operated, in determining the salary increase. Based upon the Bank's performance and the results of the peer group comparison, the Compensation Committee recommended that the base salary of the Chief Executive Officer be increased, bringing Mr. Sapanski's total salary for 1997 to $231,983 from $210,205 in 1996. This salary increase over Mr. Sapanski's salary for 1996 was generally consistent with salary increases for CEOs of similarly sized financial institutions.
Also, based on a comparison of 1997's operating results to the operating plan, the Board approved an incentive award of $100,000 for the CEO.

SUMMARY

         In summary, the Bank's overall executive compensation program is designed to reward managers for good individual, Bank and share value performance. The Compensation Committee intends to monitor the various guidelines that make up the program and reserves the right to adjust them as necessary to continue to meet Bank and stockholder objectives.

/s/ WILLIAM R. HOUGH       /s/ WILLIAM J. MORRISON            /s/ ALFRED T. MAY

PERFORMANCE GRAPH

         The following graph compares the monthly, cumulative total return on the Common Stock from 1993 through 1997, with that of the Nasdaq stock index, an average of all over-the-counter stocks, and the Carson Medlin Company's Independent Bank Index, an average of 23 community banks in the southeastern states of the United States based upon stock price and the amount of dividends received over the indicated period, assuming the reinvestment of dividends. The data was provided by the Carson Medlin Company.





                    (Stock Performance Graph Inserted Here.)





                                  1993             1994             1995             1996             1997
                                  ----             ----             ----             ----             ----
Republic Bancshares, Inc.         100              119              154              164              286
Independent Bank Index            100              101              139              182              228
NASDAQ Index                      100               98              138              170              209


CERTAIN TRANSACTIONS

         Certain directors and executive officers of the Company and the Bank, members of their immediate families and entities with which such persons are associated are customers of the Bank. As such, they had transactions in the ordinary course of business with the Bank during 1997 and will have additional transactions with the Bank in the future. All loans and commitments to lend included in those transactions were made in the ordinary course of business, upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management, have not involved more than the normal risk of collectibility or presented other unfavorable features.

         For additional information about the Company and the Bank's transactions with companies that are affiliates of William R. Hough, a director of the Company who is a member of the Bank's Compensation Committee, see "Compensation Committee Interlocks and Insider Participation" below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         William R. Hough, a director and one of the two controlling shareholders, is President and the controlling shareholder of William R. Hough & Company, an NASD-member investment banking firm. As part of the normal course of business, the Company solicits competitive bids for the sales of mortgage securities from approved broker/dealers, including William R. Hough & Company. During 1997, the Company placed $115,410,000 of forward sales on mortgage-backed securities through William R. Hough & Company. Additionally, the Company periodically purchased securities under agreement to repurchase at a rate based on the prevailing federal funds rate plus 1/8th of 1% per an agreement entered into on August 15, 1995.

         In July 1997, in connection with an offering of trust preferred securities, William R. Hough & Company participated as co-manager and as such was entitled to receive one-half of an underwriting fee of 3.75% of the dollar amount of preferred stock issued in an amount equal to $539,063. In addition, the Company agreed to reimburse William R. Hough & Company for certain expenses and legal fees not to exceed $65,000.

         In December 1997, the Company completed a securitization of $60 million of high loan-to-value home equity loans. William R. Hough & Company participated as co-underwriter and was paid one-half of an amount equal to 1.5% of the principal amount of senior securities; 1.5% of the principal amount of subordinated securities; and 2.5% of the gross proceeds from the sale of interest only securities totaling $450,000. The Company also reimbursed William R. Hough & Company for reasonable out-of-pocket expenses.

                                  PROPOSAL TWO
                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

         The Board of Directors, has appointed Arthur Andersen, LLP, independent certified public accountants, as independent accountants for the Company and the Bank for the fiscal year ending December 31, 1998, subject to ratification by the stockholders. Arthur Andersen, LLP, has served as independent accountants for the Bank since 1980 and for the Company since 1996. Arthur Andersen, LLP, has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company except as auditors and independent certified public accountants of the Company.

         A representative of Arthur Andersen, LLP, is expected to attend the 1998 Annual Meeting and will be given the opportunity to make a statement on behalf of the firm if he desires to do so. A representative of Arthur Andersen, LLP, also is expected to be available to respond to appropriate questions from stockholders.

         The affirmative vote of the holders of a majority of the shares of stock represented at the 1998 Annual Meeting, at which a quorum is present, is required to ratify the appointment of Arthur Andersen, LLP, as independent public accountants.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE, FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN, LLP, AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY AND THE BANK FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.



                   [Balance of page intentionally left blank]

                                 PROPOSAL THREE
                           APPROVAL OF AMENDMENTS TO
                REPUBLIC BANCSHARES, INC. 1995 STOCK OPTION PLAN

         In February 1996, the stockholders approved the Company's 1995 Stock Option Plan (the "Plan"). In April 1996, the stockholders approved several amendments to the Plan. The Company is presently authorized to issue 525,000 shares of Common Stock ("Shares") upon the exercise of options granted under the Plan. The number of Shares remaining available for awards under the Plan is not expected to adequately provide incentives to key employees.
Accordingly, the Board of Directors of the Company, subject to the approval of the stockholders, adopted a Plan amendment which (i) increases by 600,000 the number of Shares that may be issued under the Plan, (ii) provides that the Company may grant nonqualified stock options as well as incentive stock options pursuant to the Plan and (iii) clarifies the federal income tax treatment of stock options in the event the aggregate value of Shares with respect to which a key employee's incentive stock options become exercisable for the first time exceeds $100,000.

SUMMARY DESCRIPTION OF THE PLAN

         The following discussion of the principal features and effects of the Plan is qualified in its entirety by reference to the text of the Plan set forth in Appendix A attached hereto.

GENERAL

         Awards granted under the Plan consist of options to purchase a specified number of Shares at a stated price per share ("Options"). Generally, the exercise price per share of an Option may not be less than the closing price of a share of Company's Common Stock on the Nasdaq Stock Market's National Market on the date the Option is granted. Options granted under the Plan may be Options that qualify as "incentive stock options" ("ISOs") pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified stock options ("NSOs"). The Board of Directors may not, without the approval of the stockholders, alter or amend the Plan to (i) increase the maximum number of Shares that may be issued under the Plan or to any individual under the Plan, (ii) with limited exceptions, reduce the Option price for Shares, (iii) extend the period during which Options may be granted, (iv) change the class of employees to whom Options may be granted or (v) materially increase the benefits accruing to participants under the Plan. To the extent that it is vested, each Option granted under the Plan will be exercisable by the Option recipient during a term not to exceed ten years fixed by the Committee (as defined below). As a general rule, not more than 20% of the Shares subject to such Option shall vest annually. If an Option recipient's employment is terminated by the Company other than for cause, all Options held by such recipient generally shall vest immediately. Upon the occurrence of an event that does or is likely to cause a change in control of the Company, all Options may become exercisable immediately. Upon exercise of any Option, payment for Shares as to which the Option is exercised shall be made in cash or by check at the time of exercise.

ADMINISTRATION

         The Plan is administered by the Compensation Committee of the Bank's Board of Directors (the "Committee"), consisting of at least three directors of the Bank not eligible to participate in the Plan. The Committee selects the recipients of Options, determines the terms and conditions and number of Shares subject to each Option, and makes any other determinations necessary or advisable for the administration of the Plan.

SHARES SUBJECT TO THE PLAN

         If the stockholders approve the amendment to the Plan, the Plan will provide that the total number of Shares that may be purchased pursuant to Options shall not exceed 1,125,000 Shares, representing approximately 15.9% of the currently outstanding Shares. Authority to grant Options under the Plan will continue until April 28, 2004, subject to the continued availability of Shares for the granting of Options under the Plan. The Shares subject to Options which expire unexercised or are terminated shall again become available for the granting of Options under the Plan. In the event of changes in the number or kind of outstanding Shares or certain other events, an appropriate adjustment will be made with respect to existing and future awards.

ELIGIBILITY

         The Committee is authorized to grant Options under the Plan only to key employees of the Company and its subsidiaries. Members of the Committee are not eligible for Option grants under the Plan. Because the employees of the Company who may participate in the Plan and amount of their Options are determined by the Committee in its discretion, it is not possible to state the names or positions of or the number of Options that may be granted to the Company's officers and employees. No employee will receive Options under the Plan covering more than 62,000 Shares in any fiscal year.

TRANSFERABILITY; TERMINATION OF EMPLOYMENT

         All Options granted under the Plan will be nontransferable and nonassignable except by will or by the laws of descent and distribution.

         The Option recipient may generally exercise an Option within a period of three consecutive months after the date the Option recipient's employment terminates. If an Option recipient's employment is terminated for cause, any Option granted to the Option recipient shall expire on the date his/her employment terminates. Upon termination of an Option recipient's employment by reason of death or disability, an unexercised Option shall expire within 12 months of the date of such termination.

FEDERAL INCOME TAX CONSEQUENCES

         INCENTIVE STOCK OPTIONS. An ISO results in no taxable income to the Option recipient or deduction to the Company at the time it is granted or exercised. If the Option recipient retains the stock received as a result of the exercise of an ISO for at least two years from the date of the grant and one year from the date of exercise, then any gain on the sale of such stock will be treated as long-term capital gain. If the Shares are disposed of during this period, the Option recipient realize taxable ordinary income equal to the lesser of (i) the gain realized by the Option recipient upon such disposition or (ii) the difference between the exercise price and the fair market value of the Shares on the date of exercise. The Company receives a tax deduction only if the Shares are disposed of during such period. The deduction is equal to the amount of taxable income to the Option recipient. To the extent that the aggregate exercise price of the Shares subject to ISOs granted to a key employee under all plans of the Company and any parent or subsidiary of the Company, and that become exercisable for the first time during any calendar year, exceeds $100,000, such ISOs shall be treated as NSOs.

         NON-QUALIFIED STOCK OPTIONS. An NSO results in no taxable income to the Option recipient or deduction to the Company at the time it is granted. Upon exercising such an Option, the Option recipient will realize taxable ordinary income in the amount of the difference between the Option exercise price and the then fair market value of the Shares. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable ordinary income realized by the Option recipient.

VOTE REQUIRED AND BOARD RECOMMENDATION

         The affirmative vote of the holders of a majority of the shares of stock represented at the 1998 Annual Meeting, at which a quorum is present, is required to approve the amendment to the Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE PLAN.



                   [Balance of page intentionally left blank]

                             PRINCIPAL STOCKHOLDERS

         The following table lists, as of December 31, 1997, each holder of record of the Common or Preferred Stock who had filed a copy of a report indicating that he/she is or may be deemed to be a beneficial owner of more than 5% of the outstanding shares of Common Stock.

       NAME AND ADDRESS                        AMOUNT AND NATURE OF         PERCENTAGE
       OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP(1)         OF CLASS
       -------------------                   -----------------------         --------
       William R. Hough                           3,967,391  (2)(3)              50.2
       William R. Hough & Company
       100 Second Avenue South
       Suite 800
       St. Petersburg, Florida  33701

       John W. Sapanski                             503,092  (4)                  6.4
       Republic Bank
       111 Second Avenue, N.E.
       St. Petersburg, Florida  33701




_____________________________

(1) Information relating to beneficial ownership of the Common Stock by the individuals listed above is based upon information furnished by each person using "beneficial ownership" concepts set forth in rules of the SEC under
    Section 13 of the Securities Exchange Act. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Unless otherwise indicated, each person possessed sole voting and investment power with respect to the shares of the Common Stock listed.

(2) Includes 600,000 shares that could be acquired upon conversion of the Preferred Stock and 1,250 shares that may be acquired by exercise of options exercisable within 60 days.

(3) This beneficial ownership does not include 238,282 shares of the Common Stock, 150,000 of which could be acquired within 60 days upon conversion of the Preferred Stock, owned by the adult children of Mr. Hough, whose holdings are not deemed to be beneficially owned by Mr. Hough under the applicable SEC regulatory definition.

(4) Includes an aggregate of 30,800 shares that may be acquired by exercise of options exercisable within 60 days.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table lists, as of December 31, 1997, the amount and percentage of Common Stock held by each individual director of the Company (including shares of Common Stock that could be acquired upon conversion of Preferred Stock) as well as the amount and percentage held by the named executive officers of the Bank, and the directors and executive officers of the Bank as a group.


                                               AMOUNT AND NATURE OF                 PERCENTAGE
 NAME OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP (1)                OF CLASS
 ------------------------                    ------------------------               ----------
 William R. Falzone                                         3,600                       (3)

 John W. Fischer, Jr.                                       7,760                       (3)

 Fred Hemmer                                               20,225(2)                    (3)

 William R. Hough                                       3,967,391(4)                   50.2

 Marla Hough                                                3,000(5)                    (3)

 Alfred T. May                                             71,675                       (3)

 Steven McWhorter                                           7,315                       (3)

 William J. Morrison                                       99,850(6)                    1.4

 John W. Sapanski                                         503,092(7)                    6.4

 All directors and                                      4,722,220(8)                   59.7
 principal officers
 as a group (11 persons)


------------------------

(1) Information relating to beneficial ownership of Common Stock by management is based upon information furnished by each person using "beneficial ownership" concepts set forth in rules of the SEC under Section 13 of the Securities Exchange Act. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Unless otherwise indicated, each person possessed sole voting and investment power with respect to the shares of Common Stock listed.

(2) Includes 10,800 shares that may be acquired by exercise of options exercisable within 60 days and 1,600 shares held in Mr. Hemmer's individual retirement account.

(3) The Common Stock beneficially owned constitutes less than 1.0% of the shares outstanding as of December 31, 1997.

(4) Includes 600,000 shares that could be acquired upon conversion of the Company's Preferred Stock.

(5) Includes 2,500 shares that may be acquired by exercise of options exercisable within 60 days.

(6) Includes 67,500 shares held in a trust for which trust Mr. Morrison serves as trustee, 11,000 shares held by a partnership for which Mr. Morrison serves as a general partner, and 3,750 shares that may be acquired by exercise of options exercisable within 60 days.

(7) Includes 30,800 shares that may be acquired by exercise of options exercisable within 60 days.

(8) Includes an aggregate of 64,080 shares that may be acquired by exercise of options exercisable within 60 days.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act generally requires the Company's executive officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Based solely upon its review of the copies of such Form 3s, 4s and 5s and other reports received by it, or upon written representations obtained from certain reporting persons, the Company believes that, during 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent stockholders were complied with.

                STOCKHOLDERS' PROPOSALS FOR 1999 ANNUAL MEETING

         Proposals from Company stockholders intended to be presented at the 1999 Annual Meeting must be received by the Company at its principal executive offices on or before December 31, 1998, in order to be included in the Company's Proxy Statement and form of Proxy relating to the 1999 Annual Meeting.

                               OTHER INFORMATION

PROXY SOLICITATION

         The cost of soliciting Proxies for the 1998 Annual Meeting will be paid by the Company. In addition to the solicitation of stockholders of record by mail, telephone or personal contact, the Company will be contacting brokers, dealers, banks or voting trustees or their nominees, who can be identified as record holders of the Company stock. Such holders, after inquiry by the Company, will provide information concerning quantities of proxy materials and Annual Reports needed to supply such materials to the beneficial owners, and the Company will reimburse them for the expense of mailing proxy materials and 1997 Annual Reports to such persons.

MISCELLANEOUS

         The management of the Company knows of no other matters that are to be brought before the 1998 Annual Meeting. If any other matters come properly before the 1998 Annual Meeting, the persons designated as Proxies will vote on such matters in accordance with their best judgment.

                                                                      APPENDIX A

                           REPUBLIC BANCSHARES, INC.
                             1995 STOCK OPTION PLAN

                                   ARTICLE I
                                    GENERAL


1.1      PURPOSE OF THE PLAN.

         The purpose of the Republic Bancshares, Inc. 1995 Stock Option Plan (the "Plan") is (i) to assist Republic Bancshares, Inc. (the "Company") and its Subsidiaries in securing and retaining Key Employees of outstanding ability by making it possible to offer them an increased incentive to join or continue in the service of the Company and its Subsidiaries and (ii) to increase the Key Employees' efforts for the Company's welfare by participating in the ownership and growth of the Company.

1.2      DEFINITIONS.

         (a) "Acceleration Event" means (i) any event that, in the opinion of the Board of Directors of the Company, is likely to lead to a change in control of share ownership of the Company, whether or not such change in control actually occurs or (ii) any event that causes a change in control of share ownership. As used herein change in control means a transfer (within a one week time period) of more than 50% of the voting power to a person who is not controlled, directly or indirectly, by the current shareholders (as of 1/1/95) of the Company.

         (b) "Board of Directors" or "Board" means the Board of Directors of the Company.

         (c)     "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Common Stock" means common stock of the company having a par value of $2.00 per share.

         (e) "Fair Market Value," in the event that the Common Stock were not traded on an established securities market, means the value determined by the Board of Directors or the Committee (as hereinafter defined) taking into account those factors affecting or reflecting value as it deems relevant, including, but not limited to, recent sales prices, book value, earnings, reasonably expected changes in book value or earnings, and values of stock of banks or bank holding companies similar to the Company. If, as is anticipated, Company Common Stock is traded on The Nasdaq Stock Market's National Market or is listed on a National Securities Exchange, "fair market value" means the closing price of the shares on the National Market or such National Securities Exchange on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which the shares were traded, as reported to the National Market, National Quotation Bureau, Inc. or other national quotation service.

         (f) "Key Employee" means any person, including officers and directors, in the regular full-time employment of the Company or its Subsidiaries, who is designated a Key Employee by the Committee referred to in
Section 1.3 and is or is expected to be primarily responsible for the management, growth, or supervision of some part or all of the business of the Company or its Subsidiaries. The power to determine who is and who is not a Key Employee is reserved solely for the Committee.

         (g) "Option" means an option to purchase shares of Common Stock that is either intended to qualify as an incentive stock option as defined in
Section 422 of the Code or is not intended to qualify as an incentive stock option. Unless otherwise specifically indicated in the stock option grant or prohibited under the Code, all options granted under this Plan shall be incentive stock options.

         (h) "Optionee" means a Key Employee to whom an Option is granted under the Plan.

         (i) "Parent" means any corporation that qualifies as a parent of a corporation under the definition of "parent corporation" contained in Section 424(e) of the Code.

         (j) "Subsidiary" means any corporation that qualifies as a subsidiary of a corporation under the definition of "subsidiary corporation" contained in Section 424(f) of the Code.

         (k) "Term" means the period during which a particular Option may be exercised as determined by the Committee and as provided in the option agreement.

1.3      ADMINISTRATION OF THE PLAN.

         The Plan shall be administered by the Compensation Committee (the "Committee") appointed by the Board of Directors and consisting of at least three members from the Board of Directors. No person while a member of the Committee shall be eligible to participate in the Plan. The Committee shall have the power to interpret and apply the Plan and to make regulations for carrying out its purpose. More particularly, the Committee shall determine which Key Employees shall be granted Options under the Plan, the number of shares subject to each Option, the price per share under each Option, the Term of each Option, and any restrictions on the exercise of each Option. Determinations by the Committee under the Plan (including, without limitation, determinations of the person to receive Options, amount and timing of such Options, and the terms and provisions of such Options and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.

1.4      SHARES SUBJECT TO THE PLAN.

         The total number of shares that amy be purchased pursuant to Options under the Plan shall not exceed 1,125,000 shares of Common Stock. Shares subject to Options that terminate or expire prior to exercise shall be available for future Options. Shares issued pursuant to the Plan may be either unissued shares of Common Stock or reacquired shares of Common Stock held in treasury.

1.5      TERMS AND CONDITIONS OF OPTIONS.

         All Options shall be evidenced by agreements in such form as the Committee shall approve from time to time subject to the provision of Article II or Article III, as appropriate, and the following provisions:

         (a) Exercise Price. The exercise price of the Option shall be equal to the Fair Market Value (as determined by the Committee) of the Common Stock at the time the Option is granted.

         (b) Exercise. Except as may otherwise be set forth herein, not more than 20% of the shares subject to the Option shall vest and become exercisable annually.

         (c) Termination of Employment. An Optionee's Option shall expire on the earliest of (i) the expiration of the date specified in the Option, which in no event shall be later than three months after the termination of the Optionee's employment for any reason other than death or disability (as defined in Section 422(c)(7) of the Code), (ii) the Term specified in Section 2.1 or 3.1, as the case may be, or (iii) in the event the Optionee's employment is terminated for cause, the date on which the Optionee's employment terminates. For purposes of the preceding sentence, termination for cause shall mean termination by reason of the Optionee's unlawful or illegal conduct or malfeasance in the performance by the Optionee of his/her employment duties.
In the event of exercise of the Option after termination of employment the Optionee may exercise the Option only with respect to the shares that could have been purchased by the Optionee at the date of termination of employment. However, the Committee may, but is not required to, waive any requirements made pursuant to Section 1.5(b) so that some or all of the shares subject to the Option may be exercised within the time limitation described in this subsection. Unless otherwise provided in the agreement granting the Option, if an Optionee's employment is terminated by the Company other than for cause (as defined above) then all Options held by such Optionee shall vest and become exercisable within three (3) months after the date of termination. An Optionee's employment shall be deemed to terminate on the last date for which he receives a regular wage or salary payment.

         (d) Death or Disability. Upon termination of an Optionee's employment by reason of death or disability (as determined by the Committee consistent with the definition of Section 422(c)(7) of the Code), the Option shall expire unless exercised upon the earlier of the expiration of (i) the date specified in the Option, which is no event shall be later than 12 months after the date of such termination, or (ii) the Term specified in Section 2.1 or 3.1 as the case may be. The Optionee or such Optionee's successor in interest, as the case may be, may exercise the Option only as to the shares that could have been purchased by the Optionee at the date of such Optionee's termination of employment. However, the Committee may, but is not required to, waive any requirements made pursuant to Section 1.5(b) so that some or all of the shares subject to the Option may be exercised within the time limitation described in this subsection.

         (e) Payment. Payment for shares as to which an Option is exercised shall be made in cash or by check at the time of exercise.

         (f) Non-transferability. No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee.

         (g) Limit on Grants. In compliance with Section 162(m) of the Code, and notwithstanding anything in this Plan to the contrary, in no event shall any Optionee be entitled to receive, or receive, Options under the Plan covering more than 62,000 shares of Company Common Stock in any fiscal year.

         (h) Additional Provisions. Each option agreement may contain such other terms and conditions not inconsistent with the provisions of the Plan as the Committee may deem appropriate from time to time.

1.6      STOCK ADJUSTMENTS; MERGERS.

         Notwithstanding Section 1.4, in the event the outstanding shares are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other corporation by reason of any merger, sale of stock, consolidation, liquidation, recapitalization, reclassification, stock split, combination of shares, or stock dividend, the total number of shares set forth in Section 1.4 shall be adjusted proportionately and appropriately by the Committee. If the Company continues in existence, the number and kind of shares that are subject to any Option and the option price per share shall be adjusted proportionately and appropriately without any change in the aggregate price to be paid therefor upon exercise of the Option. If the Company will not remain in existence or substantially all of its voting Common Stock and Common Stock will be purchased by a single purchaser or group of purchasers acting together, then the Committee may (i) declare that all Options shall terminate 30 days after the Committee gives written notice to all Optionees of their immediate right to exercise all Options then outstanding (without regard to limitations on exercise otherwise contained in the Options), or (ii) notify all Optionees that all Options granted under the Plan shall apply with appropriate adjustments as determined by the Committee to the securities of the successor corporation to which holders of the numbers of shares subject to such Options would have been entitled, or (iii) some combination of aspects of (i) and (ii). The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding. Any fractional shares resulting from any of the foregoing adjustments under this section shall be disregarded and eliminated.

1.7      ACCELERATION EVENT.

         If an Acceleration Event occurs in the opinion of the Board of Directors, based on circumstances known to it, the Board of Directors may direct the Committee to declare that all Options granted under the Plan shall become exercisable immediately, notwithstanding the provisions of the respective Option agreements regarding exercisability. Unless otherwise provided in the agreement granting the Option, if an Acceleration Event occurs that causes a change in control of share ownership then all Options granted under the Plan shall become exercisable immediately.

1.8      NOTIFICATION OF EXERCISE.

         Options shall be exercised by written notice directed to the Secretary of the Company at the principal executive offices of the Company. Such written notice shall be accompanied by any payment required pursuant to Section 1.5(e). Exercise by an Optionee's heir or the representative of his estate shall be accompanied by evidence of such heir's or representative's authority to so act, in form reasonably satisfactory to the Company.

                                   ARTICLE II
                             ADDITIONAL PROVISIONS

2.1      TERMS OF OPTIONS.

         Each Option granted under the Plan shall be exercisable only during a Term fixed by the Committee; provided, however, that the Term shall end no later than 10 years after the date the Option is granted.

2.2      LIMITATION ON OPTIONS.

         To the extent that the aggregate Fair Market Value of Common Stock with respect to which Applicable Options are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, such Applicable Options shall be treated as Options which are not incentive stock options. For purposes of this Section 2.2, an "Applicable Option" is an option that is intended to qualify as an incentive stock option and is granted to an Optionee under this Plan or any other plan of the Company or its Parent or Subsidiary. The Fair Market Value of any Common Stock shall be determined for purposes of this Section 2.2 as of the time the Applicable Option is granted with respect to such Common Stock.

2.3      CONTINUED EMPLOYMENT.

         Whether military, government, or other service, or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur in the event the Optionee transfers from the Company to one of its Subsidiaries or transfers from a Subsidiary to the Company.

2.4      SPECIAL RULE FOR TEN PERCENT STOCKHOLDER.

         If, at the time an Option is granted, an employee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes or stock of his employer corporation or of its Parent or any of its Subsidiaries, as determined using the attribution rules of Section 424(d) of the Code, then the terms of the Option shall specify that the option price shall be at least 110% of the Fair Market Value of the stock subject to the Option and such Option shall not be exercisable after the expiration of five years form the date such Option is granted.

2.5      INTERPRETATION.

         In interpreting this Article II of the Plan and the provisions of individual option agreements, the Committee and the Board shall be governed by the principles and requirements of Sections 421, 422, and 424 of the Code and applicable Treasury Regulations.

                                  ARTICLE III
                            MISCELLANEOUS PROVISIONS

3.1      COMPLIANCE WITH OTHER LAWS AND REGULATIONS.

         The Plan, the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (i) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any governmental body that the Company, in its sole discretion, shall determine to be necessary or advisable.

3.2      AMENDMENTS.

         The Board of Directors may discontinue the Plan at any time and may amend it from time to time, but no amendment, without approval by stockholders, may (i) increase the total number of shares that may be issued under the Plan or to any individual under the Plan or reduce the option price for shares that may be purchased, except as provided in Section 1.6, (ii) extend the period during which options may be granted, (iii) change the class of employees to whom Options may be granted, or (iv) alter the provisions of the Plan in such a manner as to increase materially (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended) the benefits accruing under the Plan. Other than as expressly permitted under the Plan, no outstanding Option may be revoked or altered in a manner unfavorable to the Optionee without the consent of the Optionee.

3.3      NO RIGHTS AS STOCKHOLDER.

         No Optionee shall have any rights as a stockholder with respect to any share subject to his or her Option prior to the date of issuance to him or her of a certificate or certificates for such shares.

3.4      WITHHOLDING.

         Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax liability prior to the delivery of any certificate or certificates for such shares.

3.5      CONTINUED EMPLOYMENT NOT PRESUMED.

         Neither this Plan, any document describing this Plan, nor the grant of any Option hereunder shall give any Optionee or other employee a right to continued employment by the Company or its Subsidiaries or affect the right of the Company or its subsidiaries to terminate the employment of any such person with or without cause.

3.6      EFFECTIVE DATE; DURATION.

         The Plan shall become effective as upon consummation of the Reorganization and the Share Exchange, as such terms are defined in the Amended and Restated Plan of Share Exchange and Reorganization, dated November 21, 1995, between the Company and Republic Bank, and shall expire on the close of business on April 28, 2004 (the "Expiration Date"). No Options may be granted under the Plan after the Expiration Date, but Options granted on or before that date may be exercised according to the terms of the Option agreements and shall continue to be governed by and interpreted consistent with the terms hereof.

                                                                       APPENDIX



REVOCABLE PROXY

                           REPUBLIC BANCSHARES, INC.

                        ______________________________


                    PROXY SOLICITED BY AND ON BEHALF OF THE
                  BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                 OF STOCKHOLDERS TO BE HELD ON APRIL 23, 1997

The Undersigned hereby appoints William R. Hough and William J. Morrison, or either of them, with individual power of substitution, Proxies to vote all shares of the Common or Series A Preferred Stock of Republic Bancshares, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at The Heritage Hotel, 234 Third Avenue North, St. Petersburg, Florida 33701, on April 22, 1997, at 9:00 a.m., local time, or any adjournment thereof.

SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THIS CARD AND ARE AUTHORIZED TO VOTE IN THEIR DISCRETION AS TO ANY OTHER BUSINESS WHICH MAY COME PROPERLY BEFORE THE MEETING. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE FOR PROPOSALS I, II AND III.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSALS I AND II

I. Election of Directors: Authority for the election of six directors to serve until the 1999 Annual Meeting of Stockholders: Fred Hemmer; Maria Hough; William R. Hough; Alfred T. May; William J. Morrison; and John W. Sapanski.

FOR                                AGAINST                            ABSTAIN

         INSTRUCTION: To withhold authority to vote for any individual nominee(s), list name(s) below:

        ________________________________________________________________________
                                    WITHHELD

II. Ratifying the appointment of Arthur Andersen, LLP, as independent accountants for the Company and Republic Bank for the fiscal year ending December 31, 1998.

FOR                                AGAINST                            ABSTAIN

III. To approve amendments and modifications to the Republic Bancshares, Inc. 1995 Stock Option Plan.

FOR                                AGAINST                            ABSTAIN


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: ___________________

                                        __________________________________
                                        Signature


                                        __________________________________
                                        Signature if held jointly

(PLEASE MARK, SIGN ABOVE, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED)